LEASE AGREEMENT

1.    PARTIES:

---THIS AGREEMENT entered on this 19 day of September, 1996, by and between J & M, S.E., a special partnership duly organized and existing under the Laws of the Commonwealth of Puerto Rico (hereinafter referred to as "LESSOR"), represented in this act by its ADMINISTRATIVE PARTNER, Mr. Juan Leizan, of legal age, married, and resident of Puerto Rico, and Graham-Field Express (Puerto Rico), Inc., hereinafter referred to as "LESSEE"), a corporation duly organized and existing under the Laws of Delaware and authorized to do business in the Commonwealth of Puerto Rico, represented in this act by its VICE-PRESIDENT OF FINANCE, Mr. Gary Jacobs of legal age, married, and resident of New York----------------------------------------------------------------------------

2.    PREMISES:

---LESSOR represents and warrants that it is the sole owner in fee simple ("pleno dominio") of a real property having 2 1 ,600 square feet approximately of a building located on Puerto Rico Highway # 1, Rio Canas Ward, Caguas, Puerto Rico. The "Premises" have an area of 10,800 square feet in the first level (approximately 3,600 square feet for office, and approximately 7,200 square feet for store, laboratory and production area); and an area of 10,800 square feet approximately in the second level, for office and store. The Premises Leased hereunder include not less than twenty (20) exclusive parking spaces in front and adjacent to the Premises.---------------------------------------------------

---The 10,800 square feet area in the first level consists of reception, office, store, restroom, laboratory and production area. The second level has store area, rest-room and office.-----------------------------------------------------

---Exhibit 1 is a correct drawing of the Premises and Exhibit 2 is a correct drawing of the floor plan for both levels of the Premises.----------------------

3.    PURPOSE OF LEASE:

---The Premises demised under this lease agreement are to be used by LESSEE for LESEE's Corporate offices and facilities, store, sale and distribution of medical equipment. Any change in the proposed use of the Premises will require the prior written consent of LESSOR, which consent shall not be unreasonably withheld, denied or delayed.----------------------------------------------------

---LESSEE shall not use the Premises for any illegal, immoral, or ultra-hazardous activity, whether within of outside the scope of the business of LESSEE.-------------------------------------------------------------------------

4.    OCCUPANCY OF THE PREMISES, COMMENCEMENT OF LEASE TERM AND EXTENSION
      OPTION:

---The LESSEE may use and occupy the Premises as of the date hereof. The commencement of the lease term shall be October 8, 1996 (the "Lease Commencements Date") and shall extend for a period of three (3) years from such date (the "Term").--------------------------------------------------------------

---LESSEE shall have the two options to extend the Term of this Lease for (i) a first option term of three (3) years and (ii) a second option term of four (4) years (both the "Extended Terms") upon giving LESSOR written notice of its intention to extend the Lease not later than six (6) months prior to the expiration of the Term or the first


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

Extended Term. In the event LESSEE exercises it option to extend the Lease, all covenants, terms and conditions of the Lease shall remain unaltered and in full force and effect, except as otherwise provided under Section 7 hereof.----------

---The LESSEE must pay the rent provided under Section 7 hereof from October 8, 1996 and thereon during the Term and Extended Term of this Lease Agreement, subject to the terms and conditions contained herein.---------------------------

5.    ASSIGNMENT AND SUBLETTING:

---LESSEE may assign this Lease in whole or in part, or sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, to its parent company, affiliates, subsidiaries, or to any entity surviving from a merger, consolidation or other similar activity, or by operation of law, provided however, that LESSEE may not assign this Lease or sublet the Premises to any other third party without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Any unauthorized assignment or subletting of the Premises shall be null and void and shall operate as a termination of this Lease.------------------------------------------------------

---LESSEE shall not allow any person other than LESSEE, its employees, agents, clients or invitees to occupy or use the Premises or any part thereof.----------

6.    (INTENTIONALLY OMITTED)

7.    RENT:

---LESSEE shall pay to LESSOR without notice, demand, or abatement, deduction or set off, in lawful money of the United States of America, at the office of the LESSOR, or at such other place in Puerto Rico as LESSOR may designate, fixed monthly rent of NINE THOUSAND FIVE HUNDRED DOLLARS ($9,500.00) per month, payable monthly in advance within the first (1st) five (5) days of each month, during the Term and the first Extended Term of the Lease, commencing on October 8, 1996. The rent for the month of October 1996 shall be $ 7,125.--------------

---The monthly rent payment by LESSEE to LESSOR during the second Extended Term of the Lease shall be ELEVEN THOUSAND DOLLARS ($11,000) per month, payable as provided in the above stated paragraph.-----------------------------------------

The rent payment of $9,500 during the Term and first Extended Term, and $11,000 during the second Extended Term, is all the rent payable to LESSOR under this Lease Agreement, and such rent payment includes any and all taxes and fees related to the Premises. No additional fees or rent shall be paid by LESSEE under this Lease Agreement.-----------------------------------------------------

      8.    ALTERATIONS AND ADDITIONS:

---LESSEE shall not, without LESSOR's prior written consent, which consent shall not be unreasonably denied or delayed, make any structural alterations, improvements, additional or utility installations in, on or about the Premises. The terms "utility installations" shall include bus ducting, power panels, fluorescent fixtures, conducts and wiring. As a condition to giving such consent, LESSEE shall provide to LESSOR copies of the drawings or plans of the proposed structural alterations, improvements, additions or utility installations to be done; also, LESSOR may require that LESSEE agree to remove any such alterations, improvements, additions or utility installations at the expiration of the Term or Extended Terms and to restore the Premises to their prior conditions and furthermore, may require or prescribe any other reasonable condition or requirement which shall be set forth in the notice granting the consent.------------------------------------------------------------------------


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

---All alterations, improvements, additions and utility installations, which may be made to or on Premises, to the extent that such alterations, improvements, additions or utility installations are not removable by LESSEE, without damaging the Premises, shall become the property of LESSOR and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Paragraph, LESSEE's machinery and equipment, other than that which is affixed to the Leased premises so that it cannot be removed without material damage to the Premises, shall remain the property of LESSEE and may be removed by LESSEE subject to the provisions of this paragraph.------------------

---Notwithstanding the "as is" nature of the Lease, LESSOR shall remain liable and responsible for the maintenance and repair of the structure, systems, walls and roof of the Premises and remedy and repair such defects as arise of become known during the Term and Extended Term of this Lease.--------------------------

---LESSOR represents and warrants that the Premises are in good order and condition and ready for their intended use by LESSEE. LESSOR also represents and warrants that the Premises and all accessory parts thereof are in working conditions and subject to receive from the appropriate utility company all necessary utilities, such as water, telephone and electricity. LESSOR also represents that the air-conditioning unit unit currently installed at the Premises is in good order and condition; shall be LESSEE's responsibility to maintain and repair, from time to time, said air-conditioning unit, including the replacement of the machinery parts of such air-conditioning unit, if necessary.----------------------------------------------------------------------

---LESSEE shall remain liable and responsible for the maintenance and repair of the interior walls, ceilings, floors, lights, power, doors, windows, bus ducting, power panels, fluorescent fixtures, conducts and wiring, machinery and equipment, and remedy and repair such defects as arise or become known during the Term of this Lease.---------------------------------------------------------

---LESSEE may install a sign with the name of LESSEE's business name, other references and logo, in compliance with applicable laws and regulations.--------

---Notwithstanding the above stated LESSEE's responsibilities, LESSOR shall remain liable and responsible for the structural soundness of all walls, ceiling and floor of the Premises. Also LESSOR shall paint the exterior walls of the Premises every two years, in coordination with LESSEE to avoid undue interruptions on LESSEE's business operations.----------------------------------

9.    SECURITY AND SAFETY:

---The security and guard service to the Premises will be provided exclusively by LESSEE, at its cost. The LESSOR is not obligated to give guard service. The LESSEE may install an alarm system and close circuit TV cameras in or out the Premises, at LESSEE expense.----------------------------------------------------

10.   UTILITIES:

---LESSEE shall be responsible to request, obtain and pay for all utilities needed for its operation in the Premises, such as water, telephone and electricity. The Premises are equipped to receive installation by utilities companies of such utility services. LESSOR shall have no obligation, nor be liable, as to the utilities needed by LESSEE, nor in the event of any interruption in the supply of any of them. If equipment or machinery installed or used by LESSEE shall require utilities facilities not available at the Premises, the same shall be installed at LESSEE's cost, expense and risk in accordance with plans and specifications to be approved in writing by LESSOR.---


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

11.   CONDITION OF PREMISES:

---LESSEE represents and warrants that it has examined and inspected the Prcmises and hereby accepts the same in their existing condition, subject to the previsions of Section 8 hereof, to all applicable zoning, municipal, and commonwealth laws, ordinances and regulations, governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby. LESSEE acknowledges that neither LESSOR nor LESSOR'S agents have made any representation or warranty as to the suitability of the Leased premises for the conduct of LESSEE's business.----------------------------------

---The foregoing notwithstanding, LESSOR represents and warrants that the Premises have a validly issued Use Permit and are in a condition to obtain the issuance of a valid Use Permit. LESSEE must obtain a Use Permit validly issued by A.R.P.E. (ADMINISTRACION DE REGLAMENTOS Y PERMISOS).-------------------------

12.   LESSEE'S OBLIGATIONS:

---LESSEE shall, during the Term of this LEASE, keep the Premises in good order, clean condition, free and clear of any and all debris, garbage, or similar material, subject to normal wear and tear. LESSEE shall repair the Premises and every non-structural part thereof. Except as otherwise stated in Section 8 of this Lease, LESSOR shall incur in no expense nor have any obligations of any kind whatsoever in connection with said maintenance of the Premises.------------

13.   SURRENDER:

---On the last day of the Term hereof, or any sooner termination, LESSEE shall surrender the Leased premises to LESSOR in the same conditions as when received, broom clean, ordinary wear and tear excepted. LESSEE shall repair any damage to the leased Premises occasioned by the removal of LESSEE's trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.---------------------------------------

14.   INSURANCE AND INDEMNITY:

      14:1 INSURANCE

---LESSEE shall, during the entire term of this Lease, keep full force and effect the following insurance policies with insurers approved by LESSOR and authorized to do business in the Commonwealth of Puerto Rico:-------------------

---(a) General Public Liability Insurance Policy for an amount of not less than $300,000.00 per person and for an amount of not less than $1,000,000.00 per accident, in order to protect, defend and hold harmless the LESSOR from and against any and all claims or liabilities for death or injury to persons, including employees, officers and agents of LESSEE.-----------------------------

---(b) Property damage insurance against damages to the Premises. LESSOR must be included as an additional insured under said insurance policy.------------------

---The Policies shall contain a clause that insurer will not cancel or change the insurance policy without first giving the LESSOR thirty (30) days prior written notice. Copies of the policies or certificates of Insurance shall be delivered to LESSOR at the time this Agreement is signed by the herein appearing parties. LESSOR may request LESSEE to increase LESSEE's insurance coverage based on experience, Insurance Companies requirements and or Industry standards.------

14.2  INDEMNITY:

---The parties hereto shall indemnify and hold each other harmless from and against any an all claims and demands arising from the other's use of the property or the Premises,


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

or from the conduct of their businesses, or from any activity, work or things to be done, permitted or suffered in or about the Premises or the property, and shall further indemnify and hold each other harmless from and against any and all claims arising from any breach or default in the performance of any obligations to be performed under the terms of this Lease, or arising from any negligence of the other party, or any of its agents, employees, officers and invitees and from any and all costs, expenses fees and other liabilities incurred in the defense of any such claim or of any action or proceeding brought against the indemnitee by reason of any such claim or demand. The indemnitor shall, upon notice from the indemnitee, defend against any such claim at its expense and engage counsel reasonably acceptable to the indemnitee. LESSEE hereby assumes all risks of damage to property or injury to persons, in, upon or about the Premises and waives any claim against the LESSOR, except with respect to such damage, injury or claim arising from LESSOR's negligent acts or those of its officers, agents, contractors, employees and invitees.----------------------

14.3  ENVIRONMENTAL INDEMNITY FOR PRIOR USES:

---LESSOR shall indemnify, defend, and hold harmless LESSEE and its officers, directors, constituent owners, agents, employees, and representatives from all fines, suits, proceedings, claims and actions of every kind, and all losses, cost and expenses associated therewith, including any and all sums paid for settlement of claims, attorney's fees, consultant's fees and personal injuries arising from any violation to federal, local or Commonwealth of Puerto Rico environmental law or regulation or environmentally related claim, that may have accrued or occurred on or before the execution of this Lease Agreement.---------

15.   RELEASE OF LESSOR FROM LIABILITY:

---LESSEE hereby agrees that LESSOR, except for act or omission of LESSOR or its agents, contractors or employees, shall not be liable for injury to LESSEE's business or any loss of income therefrom or for damages to the goods, wares, merchandise or other property of LESSEE, LESSEE's employees, invites, customers, or any other person in or about the Premises, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE's employer, agents or customers, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from breakage, leaking, obstructions of sprinklers, wires, appliances, air conditioning or fixture or from any other cause whether said damage or injury results from conditions arising upon the Premises or from other portions of the building of which the Premises are a part not occupied or controlled by LESSOR.-----------------------------------------------------------

16.   SECURITY AND DEPOSIT.

---LESSEE has deposited with LESSOR as security for the performance by LESSEE of the terms of this Lease a LEASE BOND for the sum of TWENTY EIGHT THOUSAND FIVE HUNDRED DOLLARS ($28,500), which has been issued by an Insurance Company, approved by LESSOR, with offices in Puerto Rico. LESSOR may use or apply that LEASE BOND for the payment of any rent or other sums as to which LESSOR may be entitled by reason of LESSEE's default in respect of any of the terms of this Lease.--------------------------------------------------------------------------

---Under no circumstances shall the amount of the LEASE BOND limit the amount to which LESSOR may be entitled under this Lease by way of damages or otherwise, nor is such amount intended to be or represent a liquidated damage amount, but is merely an amount which may be applied on account towards any amount due LESSOR and unpaid under this Lease.---------------------------------------------

---LESSEE access and use to Premises is contingent upon the delivery to LESSOR, from time to time, of this valid LEASE BOND. Non compliance with this obligation, will terminate this Lease.------------------------------------------

17.   BANKRUPTCY:

---In the event LESSEE shall become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver, trustee, or similar officer for all or a substantial portion of its assets, or LESSEE shall apply for or institute any bankruptcy, arrangement for the benefit of creditors, dissolution, liquidation, or similar proceeding, and such proceeding remains undischarged for a period of thirty (30) days, LESSOR may, at its sole option, terminate this lease.------------------------------------------

18.   RECORDATION:

---The parties agree that this Lease may be recorded at the request of LESSEE. The parties hereto agree to execute and deliver such private or public documents, instruments and deeds as may be reasonably required to achieve recordation of the Lease. LESSEE shall select the notary and pay corresponding notarial fees and cost of such recordation.-------------------------------------

19.   SUBORDINATION:

---LESSOR represents and warrants to LESSEE that the real property where the Premises are located is free and clear of all liens and encumbrances. LESSOR further represents and warrants to LESSEE that there are no unpaid taxes, assessments or levies against such real property.-------------------------------

---LESSOR acknowledges and agrees that this Lease is and shall remain for the Term of Extended Term of this Lease, a senior preferred interest in and to the real property.------------------------------------------------------------------

20.   NOTICES:

---All notices to be given under this Lease may be delivered personally or by certified mail, postage prepaid to the following addresses:---------------------

---To LESSOR: Mr. Juan Leizan, J & M, S.E., P.O. Box 177, Caguas, Puerto Rico, 00726.--------------------------------------------------------------------------

---To LESSEE: Richard S. Kolodny, Esq., Vice President & General Counsel, Graham-Field Express (Puerto Rico), Inc., Executive Offices, 400 Rabro Drive East, Hauppauge, N.Y. 11788.----------------------------------------------------

21.   GOVERNING LAW:

---This Lease shall be governed; interpreted and construed pursuant to the laws of the Commonwealth of Puerto Rico.---------------------------------------------

22.   MUTUAL REPRESENTATIONS:

      22.01 Partnership, corporation standing, etc:

---It is: (i) in the case of LESSOR, a special partnership, duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico; (ii) in the case of the LESSEE, a corporation duly organized and validly existing under the laws of Delaware and authorized to do business in Puerto Rico; and (iii) they are and will be, as to each Party, at all times fully qualified and capable of performing every obligation and responsibility to be performed and completed by it in accordance with the terms of this Lease Agreement.----------------------------------------------------------------------

      22.02 NO VIOLATION OF LAW; LITIGATION:

---The Parties are not in violation of any applicable law, which violations would adversely affect their performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental agency, whether federal, local or Commonwealth, now pending or (to its best knowledge) threatened against them which, if adversely determined, could have a material adverse effect upon their ability to perform their obligations under this Lease Agreement.-----------------------------------------

      22.03 NO CONFLICT OR BREACH:

---None of the execution, delivery, and performance by each Party of this Lease Agreement, the compliance with the terms and provisions hereof, and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, or the charter documents, as amended, or other organizational documents, as amended, of such Party or any order, writ, injunction, judgment, or decree of any court or other governmental agency entered against such Party or by which it or any of its properties are bound, or any loan agreement, indenture, mortgage, note, resolution, bond, or contract or other agreement or instrument to which such Party is a party or by which it or any of its properties are bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.---------------------------------------------------------------------

      22.04 AUTHORITY, ETC:

---The Parties have all necessary power and authority to execute, deliver, and perform this Lease Agreement and its obligations hereunder; the execution, delivery and performance of this Lease Agreement has been duly authorized by all necessary actions on its part by its governing body; it has duly and validly executed and delivered this Lease Agreement; and this Lease Agreement constitutes a legal, valid, and binding obligation of such Party enforceable against such Party in accordance with the terms hereof.-------------------------

23.   MISCELLANEOUS PROVISIONS:

      23.01 QUIET ENJOYMENT:

---LESSOR covenants and agrees that LESSEE shall and may peaceably and quietly have, hold, occupy, use, and enjoy the Premises during the Term and the Extended Terms, subject to the provisions of this Lease Agreement. The LESSOR agrees to warrant and forever defend LESSEE's right to occupy, use, and enjoy the Premises against the claims of any and all Persons whomsoever lawfully claiming the same or any part thereof, and subject in all respects to the provisions of this Lease Agreement.----------------------------------------------------------------------

      23.02 EXCULPATION OF PARTNERS AND SHAREHOLDERS OF PARTNERS:

---Notwithstanding any other provision in this Lease Agreement to the contrary, the obligations of the Parties hereunder are recourse only to the assets of each Party, and neither the partners of LESSOR nor any shareholder, officer, director, employee, agent or any affiliate of LESSEE thereof shall have any personal liability for any breach of the performance or observance of any of the covenants, representations, warranties or obligations of either Party contained in this Lease Agreement.--------------------------------------------------------

      23.03 NO ASSOCIATION, JOINT VENTURE, ETC:

---This Lease Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the Parties or any other similar legal relationship. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as or be, an agent or representative of, or to otherwise bind, the other Party without that Party's written consent.-------------------------------

      23.04 COUNTERPARTS:

---This Lease Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.----------------------------------------------------

      23.05 CONSENTS, APPROVALS, AND ACKNOWLEDGMENTS:

---Whenever in this Lease Agreement consents, approvals, or acknowledgments are called for from a Party it shall be understood that the same will not be unreasonably denied or delayed; provided, that such consent shall be deemed to be granted by a Party if the Party fails to respond to any written request for such consent within thirty (30) days or receipt thereof and; provided, further, that any denial by such Party of its consent shall set forth in reasonable detail the basis for such denial.-----------------------------------------------

      23.06 AMENDMENTS:

---This Lease Agreement can be amended during its Term and Extended Terms by mutual written consent of the Parties. No waiver, alteration, or modification of this Lease Agreement or any agreements entered into in connection with the Lease Agreement shall be valid unless in writing duly executed by both Parties.-------

      23.07 CAPTIONS:

---The captions contained in this Lease Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Lease Agreement or the intent of any provision contained herein.-

      23.08 SEVERABILITY:

---The invalidity of one or more phrases, sentences, clauses, Sections, or Articles contained in this Lease Agreement shall not affect the validity of the remaining portions of the Lease Agreement so long as the material purposes of this Lease Agreement can be determined and effectuated.-------------------------

      23.09 NO WAIVER:

---Any failure of either Party to enforce any of the provisions of this Lease Agreement or to require compliance with any of its terms at any time during the pendency of this Lease Agreement shall in no way affect the validity of this Lease Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each of such provisions.------

      23.10 FURTHER ASSURANCES:

---Each Party agrees to execute and deliver all further instruments and documents and to take all further action not inconsistent with the provisions of this Lease Agreement that may be reasonably necessary to effectuate the purposes and intent of this Lease Agreement.---------------------------------------------

      23.11. THIRD PARTIES:

---Except as otherwise expressly provided in this Lease Agreement, nothing in this Lease Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any person who is not a party to this Lease Agreement.----------------------------------------------------------------------


              [Illegible]                       /s/ Gary M. Jacobs VP Finance
-------------------------------------       ------------------------------------
                LESSOR                                     LESSEE


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

Affidavit # 059

---On the 19th day of September 1996, before me personally appeared Mr. Juan Leizan, to me known to me to be a partner of the firm of "J & M, S.E.", executed the foregoing instrument, and he thereupon acknowledged to me that he executed the same as and for the act and deed of the said partnership, "J & M, S.E.".


[SEAL]

                                                  [Illegible]
                                    ------------------------------------
                                                NOTARY PUBLIC


Affidavit #

---On the 19th day of September 1996, before me personally appeared Mr. Gary Jacobs, to me known and known to me to be the Vice-President of Finance of "Graham-Field Express (Puerto Rico), Inc.", executed the foregoing instrument, and he thereupon acknowledged to me that he executed the same as and for the act and deed of the said "Graham-Field Express (Puerto Rico), Inc.".

            THERESA C. DUFFY
    Notary Public, Slate of New York
       No 5017870 Suffolk county
   commission Expires September 13, 97


                                            /s/ Theresa C. Duffy
                                    ------------------------------------
                                                NOTARY PUBLIC

#57171.01


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